EXHIBIT 1.A.(6)(a)


                          CERTIFICATE OF INCORPORATION

                                       OF

                    PRULIFE INSURANCE COMPANY OF NEW JERSEY


We, the undersigned, hereby state our intention to form a corporation pursuant to the provisions of Subtitle 3 of Title 17B of the New Jersey Statutes.
We further state that:


1.  The name of the corporation is "PRULIFE INSURANCE COMPANY OF NEW JERSEY".

2. The principal office of the corporation in the State of New Jersey is to be located at 745 Broad Street, City of Newark, Essex County, New Jersey and the name of the corporation's agent at that office upon whom process against the corporation may be served is lsabelle L. Kirchner.

3. The business of the corporation shall be that of a stock life insurance corporation, with all of the rights, privileges and powers conferred upon such corporation by the general laws of New Jersey, and such as may from time to time be conferred by law upon such corporations. The kinds of insurance, reinsurance and annuities to be written by the corporation shall be "Life insurance" as defined in Section 17B:17-3 of Subtitle 3 of Title 17B of the New Jersey Statutes, "Health insurance" as defined in Section 17B:17-4 of said Subtitle 3, "Annuity" as defined in Section 17B:17-5 of said Subtit1e 3, "Reinsurance" as defined in


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    and authorized by Sections 17B:16-62 and 17B:18-63 of said Subtitle 3,
    "Extended reinsurance" as defined in and authorized by Section 17B:l8-65 of said Subtitle 3, and such other insurance and reinsurance as may be permitted under the laws of the State or New Jersey to be written by an insurer authorized to do the kinds of business described in Sections 17B:17-3, 17B:17-4 and 17B:17-5 of said Subtitle 3. Independently of any insurance or annuity contract, the corporation may provide services of the kinds authorized for a domestic life insurance corporation by Section 17B:18-43 of said Subtitle 3, subject to the provisions of said Section, and such as may from time to time be authorized for a domestic life insurance corporation by the laws of New Jersey.

4.  The corporation shall be a stock insurer.

5. The amount of the capital stock of the corporation shall be one million five hundred thousand ($1,5OO,OOO.OO) dollars which shall be divided into three hundred thousand shares of common stock, with each share having a par value of five ($5.0O) dollars.

6.  The duration of the corporation's life shall be unlimited.

7. The Board of Directors shall exercise all of the corporate powers of the corporation except as otherwise provided by law and shall manage all of the property, business and affairs of the corporation.


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8.  The initial Board of Directors consisting of nine (9) directors shall be elected by a majority vote of the incorporators and each such director shall hold office until the first annual meeting of shareholders of the corporation and until his successor shall have been elected and qualified. The number of directors may be increased to not more than thirteen (13) or decreased to not less than six (6) from time to time as provided in the By-Laws. In case of any increase in the number of directors, the Board of Directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

9. One or more or all of the directors may be removed for cause or without cause by the affirmative vote of the majority or the votes cast by the holders of shares entitled to vote for the election of directors.

10. The Board of Directors shall have full power from time to time to make, alter and repeal By-Laws, but By-Laws made by the Board may be altered or repealed and new By-Laws made by the shareholders. The Board or Directors shall have power to employ such officers and agents as the Board of Directors in its discretion may determine for the conduct of the business and affairs of the corporation.


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                                      -4-



     IN WITNESS WHEREOF, the undersigned, the incorporators of the corporation, have hereunto signed this Certificate of Incorporation on this 17th day of September, 1982.


/s/ DONALD P. HEITZLER                       /s/ CLARENCE F. PEASE
------------------------------               ------------------------------
Donald P. Heitzler                           Clarence F. Pease


/s/ ISABELLE L. KIRCHNER                     /s/ PELLEGRINO P. PORRARO
------------------------------               ------------------------------
Isabelle L. Kirchner                         Pellegrino P. Porraro


/s/ ROBERT F. LEWIS, II                      /s/ JULIUS VOGEL
------------------------------               ------------------------------
Robert F. Lewis, II                          Julius Vogel


/s/ JOHN J. MARCUS                           /s/ WILLIAM T. WACHENFELD
------------------------------               ------------------------------
John J. Marcus                               William T. Wachenfeld


/s/ EUGENE M. O'HARA                         /s/ RICHARD A YORKS
------------------------------               ------------------------------
Eugene M. O'Hara                             Richard A Yorks




STATE OF NEW JERSEY
COUNTY OF ESSEX

     Be it remembered that on this 17th day of September, 1982, before me, the subscriber, a Notary Public in and for the State of New Jersey personally appeared Donald P. Heitzler, Isabelle L. Kirchner, Robert F. Lewis, II, John J. Marcus, Eugene M. O'Hara, Clarence F. Pease, Pellegrino P. Porraro, Julius Vogel, William T. Wachenfeld and


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Richard A. Yorks who, I am satisfied, are the persons named in and who executed the within instrument and they did severally acknowledge that they signed, sealed and delivered the same as their act and deed for the uses and purposes therein expressed.

                                                     /s/ FLORA B. LYNN
                                             ---------------------------------
                                                       Notary Public

                                                       FLORA B. LYNN
                                               A Notary Public of New Jersey
                                             My Commission Expires May 28, 1985


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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                     PRULIFE INSURANCE COMPANY OF NEW JERSEY


By the unanimous consent of the incorporators before the organization meeting of the directors, the following amendments are hereby made to the Certificate of Incorporation of PruLife Insurance Company of New Jersey:

     1. Article 1 is amended to read as follows:

        "The name of the corporation is PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY."

     2. Article 8 is amended to read as follows:

        "The initial Board of Directors shall consist of nine (9) directors. The names and addresses of the persons who are to serve as such directors are as follows:

        Garnett L. Keith, Jr.         Prudential Plaza, Newark, N.J.
        Robert F. Lewis, II           Prudential Plaza, Newark, N.J.
        John J. Marcus                Prudential Plaza, Newark, N.J.
        Joseph J. Melone              Prudential Plaza, Newark, N.J.
        Clarence F. Pease             Prudential Plaza, Newark, N.J.
        Pellegrino P. Porraro         Prudential Plaza, Newark, N.J.
        A. Douglas Murch              Prudential Plaza, Newark, N.J.
        Robert C. Winters             Prudential Plaza, Newark, N.J.
        Richard A. Yorks              Prudential Plaza, Newark, N.J.



Each such director shall hold office until the first annual meeting of shareholders of the corporation and until his successor shall have been elected and qualified. The number of directors may be increased to not more than thirteen (13) or decreased to not less than six (6) from time to time as provided in the By-Laws. In case of any increase in the number of directors, the Board of Directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified."


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     I, JOSEPH F.MURPHY, Commissioner of Insurance of the State of New Jersey,
do hereby certify that the foregoing Certificate of Incorporation of PRULIFE INSURANCE COMPANY OF NEW JERSEY, has been reviewed and examined by me, and I found it to be in accordance with Title 17B of the Revised Statutes of New Jersey and not inconsistent with the Constitution or Laws of this State.

                                              /s/ JOSEPH F. MURPHY
                                             ----------------------------------
                                             Joseph F. Murphy,
                                             Commissioner of Insurance


DATED: 10-13-82


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     IN WITNESS WHEREOF, the undersigned, the incorporators of the corporation, have hereunto signed this Certificate of Amendment on this 22nd day of November, 1982.



/s/ DONALD P. HEITZLER                       /s/ CLARENCE F. PEASE
------------------------------               ------------------------------
Donald P. Heitzler                           Clarence F. Pease


/s/ ISABELLE L. KIRCHNER                     /s/ PELLEGRINO P. PORRARO
------------------------------               ------------------------------
Isabelle L. Kirchner                         Pellegrino P. Porraro


/s/ ROBERT F. LEWIS, II                      /s/ JULIUS VOGEL
------------------------------               ------------------------------
Robert F. Lewis, II                          Julius Vogel


/s/ JOHN J. MARCUS                           /s/ WILLIAM T. WACHENFELD
------------------------------               ------------------------------
John J. Marcus                               William T. Wachenfeld


/s/ EUGENE O'HARA                            /s/ RICHARD A. YORKS
------------------------------               ------------------------------
Eugene O'Hara                                Richard A. Yorks





STATE OF NEW JERSEY
COUNTY OF ESSEX

     Be it remembered that on this 22nd day of November, 1982, before me, the subscriber, a Notary Public in and for the State of New Jersey, personally appeared Donald P. Heitzler, Isabelle L. Kirchner, Robert F. Lewis, II, Jonn J. Marcus, Eugene M. O'Hara, Clarence F. Pease, Pellegrino P. Porraro, Julius Vogel, William T. Wachenfeld and Richard A. Yorks who, I am satisfied, are the persons named in and who executed the within instrument and they did severally acknowledge that they signed, sealed and delivered the same as their act and deed for the uses and purposes therein expressed.

                                                 /s/ DEBORAH W. BELL
                                             ---------------------------------
                                                       Notary Public

                                                      DEBORAH W. BELL
                                               A Notary Public of New Jersey
                                            My Commission Expires March 11, 1987


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     I, CHARLES N. STEEL, Deputy Commissioner of Insurance of the State of New
Jersey, do hereby certify that the foregoing Certificate of Amendment of the Certificate of Incorporation of PRULIFE INSURANCE COMPANY OF NEW JERSEY, has been submitted and examined by me, and I find it to be in accordance with Title l7B of the Revised Statutes of New Jersey and not inconsistent with the constitution or laws of this State.

                                                  /s/ CHARLES N. STEEL
                                                --------------------------------
                                                Charles N. Steel
                                                Deputy Commissioner of Insurance

DATED: 11-29-82

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                            Certificate of Amendment

                                     of the

                          Certificate of Incorporation

                                       of

                   Pruco Life Insurance Company of New Jersey


1. The name of the Corporation is Pruco Life Insurance Company of New Jersey.

2. Article 5 of the Certificate of Incorporation is hereby amended to read as follows:

     "The amount of capital stock of the corporation shall be two million dollars ($2,000,000) which shall be divided into four hundred thousand shares of common stock with each share having a par value of five dollars ($5.00).

3. The date of the adoption of this amendment by the shareholder of the corporation was March 11, 1982.

4. The number of shares entitled to vote on the amendment was Three Hundred Thousand (300,000) shares of Common Stock.

5. All shares entitled to vote voted for the amendment.


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     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the corporation and attested by an Assistant Secretary under the seal of the corporation.

Dated: March 11, 1983


                                             PRUCO LIFE INSURANCE COMPANY
                                                     OF NEW JERSEY


                                             By /s/ WILLIAM J. KELLY
                                               --------------------------------
                                                  William J. Kelly
                                                  Vice President

Attest:

/S/ JOYCE R. LIEBOWITZ
------------------------------
  Joyce R. Leibowitz
  Assistant Secretary


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State of New Jersey

County of Essex


BE IT REMEMBERED, that on this 11th day of March, 1983 before me, the subscriber, a Notary Public of New Jersey, personally appeared Joyce R. Leibowitz, who being by me duly sworn upon oath according to law, deposes and says that deponent is the Assistant Secretary of Pruco Life Insurance Company of New Jersey, the corporation named in the foregoing instrument; that deponent well knows the corporate seal of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; that the said seal was so affixed and that said instrument was signed and delivered by William J. Kelly, who was at the date thereof the Vice President of said corporation, in the presence of this deponent, and said Vice President at the same time acknowledged that he signed, sealed and delivered the same as his voluntary act and deed and as the voluntary act and deed of said corporation, by virtue of authority from its Board of Directors, and that deponent, at the same time, subscribed her name to said instrument as an attesting witness to the execution thereof.


Sworn to and subscribed before me,
at Newark, New Jersey the date aforesaid


/s/ SPECIMEN                                  /s/ JOYCE R. LIEBOWITZ
------------------------------               ------------------------------
       Notary Public                              Joyce R. Leibowitz


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     I, JOSEPH F. MURPHY, Commissioner of Insurance of the State of New Jersey,
do hereby certify that the foregoing Certificate of Amendment of the Certificate of Incorporation of PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY, has been reviewed and examined by me, and I found it to be in accordance with Title 17B of the Revised Statutes of New Jersey and not inconsistent with the Constitution or Laws of this State.

                                                   /s/ JOSEPH F. MURPHY
                                                  -----------------------------
                                                  Commissioner of Insurance

DATED: March 16, 1983

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